Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-137735 dated October 2, 2006) pertaining to the Incentive Plan of Fuel Tech, Inc. (formerly Fuel-Tech N.V.) of our report dated March, 8, 2006, with respect to the consolidated financial statements and schedule of Fuel Tech, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Chicago, Illinois
March 5, 2007